[EXHIBIT 10.1 - LEASE AGREEMENT]

LEASE AGREEMENT

NET INDUSTRIAL LEASE

1. Parties. This lease, dated for reference purposes only, NOVEMBER 14, 19 97, is made by and between PAUL S. MOLLER (hereinafter called lessor), and FREEDOM MOTORS, INC. (hereinafter called lessee).

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental rate, and upon all of the conditions set forth herein, that certain real property situated in the County of YOLO, State of CALIFORNIA, commonly known as 1222 RESEARCH PARK DRIVE, DAVIS, CA 95616 and described as 34,500 SQ. FT. RESEARCH AND DEVELOPMENT BUILDING ON A 4.36 ACRE PARCEL.

Said real property, including the land and all improvements thereon, is herein called "the Premises".

3. Term. The term of this Lease shall be for FIVE years commencing on NOV. 14, 1997 and ending on NOV. 13, 2002, unless sooner terminated pursuant to any provision hereof.

4. Rent. Lessee shall pay to Lessor as rent for the Premises, monthly payments of $ 27,165 in advance on the FIRST day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $ 14,488 as rent for NOVEMBER 14 - 30, 19 97.

RENT SHALL BE ADJUSTED ANNUALLY ON THE ANNIVERSARY DATE AT 50% OF THE CPI CHANGE FOR THE PREVIOUS YEAR.

Rent for any period during the term hereof which is for less than one month shall be a pro-rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $ NONE as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all

or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount herein above stated and Lessee's failure to do so shall be a material breach of this Lease.

6. Use. The Premises shall be used and occupied only for RESEARCH, DEVELOPMENT, AND LIGHT MANUFACTURING or any other use which is reasonbly comparable and for no other purpose. Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regualations governing and regulating the use of the Premises.

7. Maintenance, Repairs and Alterations. Lessee's Obligations. Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and non-structural,, regardless of the cause of the need for repair, including, without limitation, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior) floors, windows, doors, plate glass and skylights located withing the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and Parkways adjacent to the Premises.

8. Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by or during Lessee's occupancy.

9. Real Property Taxes. Lessee shall pay the real property tax, as defined herein applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably pro-rated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required.

10. Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contrained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other

personal property to be assessed and billed separately from the real property of the Lessor.

11. Utilities. Lessee shall pay for all water, gas, heat, light , power, telephone and other utilities and services supplied to the Premises together witrh any taxes thereon.

12. Assignment and Subletting.

12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent , which Lessor shall not unreasonably withhold.

12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full the obligations of Lessee under this lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

13. Defaults and Remedies.

13.1. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due where such failure shall continue for a period of three days after written notice therof from Lessor to Lessee. In the event that Lessor serves Lessor with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer stautes such Notice to Pay Rent or Quit shall also constitute the note requireired by this subparagraph.

(c) The failure by Lessee to observe or perform any of the convenants, conditions or provisions of the Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Lessor to Lessee; provided,

however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

(d) The making by Lessee of any general arrangement or assignment of a property interest for the benefit of creditors.

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, and any of them was materially false.

13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor.

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due

from Lessee shall not be received by Lessor or Lessor's designee within 10 days after such amount shall be due, then without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the excercise of said power (all of which are herin called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.

15. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16. Time of Essence. Time is of the essence.

17. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

18. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a convenat and a condition.

19. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

20. Authority. Each individual executing this Lease on behalf of a corporation, trust or general or limited partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity.

21. Conflict. any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

22. Insuring Party. The Insuring party under this lease shall be the LESSEE.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES..

The parties hereto have exected this Lease at the place on the dates specified immediately adjacent to their respective signatures.

LESSOR

Executed at DAVIS, CALIFORNIA

on NOVEMBER 7, 1997

Address 9350 CURREY ROAD

DIXON, CA 95620

PAUL S. MOLLER

By [signature]

LESSEE

Executed at DAVIS, CALIFONRIA

on NOVEMBER 7, 1997

Address 1222 RESEARCH PARK DRIVE

DAVIS, CA 95616

FREEDOM MOTORS, INC.

By Jack G. Allison [signature]

Jack G. Allison